Exhibit 6.3

S. DALE MABRY HIGHWAY & NEPTUNE STREET

TAMPA, FLORIDA

(STARBUCKS)

PURCHASE AND SALE AGREEMENT

BETWEEN

J SQUARE DALE MABRY, LLC

AND

GENERATION INCOME PROPERTIES, L.P.

June_, 2017

SCHEDULE OF EXHIBITS

Exhibit “A”	Description of Land

Exhibit “B”	List of Personal Property

Exhibit “C”	List of Existing Commission Agreements

Exhibit “D”	List of Existing Title Exceptions

SCHEDULE OF AGREED-UPON FORM CLOSING DOCUMENTS

Schedule 1	Form of Special Warranty Deed

Schedule 2	Form of Assignment and Assumption of Leases and Security Deposits

Schedule 3	Form of Bill of Sale to Personal Property

Schedule 4	Form of General Assignment of Seller’s Interest in Intangible Property

Schedule 5	Form of Seller’s Affidavit (for Purchaser’s Title Insurance Purposes)

Schedule 6	Form of Seller’s Certificate (as to Seller’s Representations and Warranties)

Schedule 7	Form of Seller’s FIRPTA Affidavit

Schedule 8	Form of Purchaser’s Certificate (as to Purchaser’s Representations and Warranties)

11

PURCHASE AND SALE AGREEMENT

S. DALE MABRY HIGHWAY & NEPTUNE STREET, TAMPA FLORIDA (STARBUCKS)

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into this ____ day of June, 2017, by and between J SQUARE DALE MABRY, LLC, a Florida limited liability company (“Seller”), and GENERATION INCOME PROPERTIES L.P., a Delaware limited partnership (“Purchaser”).

W-I-T-N-E-S-S-E-T-H-:

WHEREAS, Seller desires to sell certain real property on which Seller is obligated to develop a “Starbucks” (as more particularly described herein) located in Hillsborough County, Florida, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE I.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Additional Earnest Money” shall mean the sum of Ninety Thousand and No/100 Dollars ($90,000.00 U.S.).

“Affiliate” shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question.

“As-Built Survey” shall have the meaning ascribed thereto m Section 4.2(f) of this Agreement.

“Assignment and Assumption of Leases” shall mean the form of assignment and assumption of Lease and Security Deposit to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as SCHEDULE 2.

“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered by Seller to Purchaser at the Closing in the form attached hereto as SCHEDULE 3.

“Broker” shall have the meaning ascribed thereto in Section I 0.1of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Florida are authorized by law or executive action to close.

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.5 of this Agreement. Lease.

“Commencement Date” shall have the meaning ascribed thereto in Section 2.2 of the

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(g) of this Agreement, and such agreements are more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Deed” shall mean the form of deed attached hereto as SCHEDULE 1.

“Earnest Money” shall mean the Initial Earnest Money, together with any Additional Earnest Money and any Second Additional Earnest Money actually paid by Purchaser (or which Purchaser is obligated to pay) to Escrow Agent hereunder, and together with all interest which accrues thereon as provided in Section 2.3(c) hereof.

“Effective Date” shall mean the last date upon which Purchaser and Seller shall have executed this Agreement and shall have delivered at least one (1) fully executed counterpart of this Agreement to the other party.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Environmental Reports” shall mean the Phase I Environmental Site Assessment, Project No. APEN-16-0012, dated May 2, 2016, prepared by Andreyev Engineering, Inc.; Phase II Environmental Site Assessment, Project No. APEN-16-0066, dated May 19, 2016, prepared by Andreyev Engineering, Inc.; Pre-Demolition Asbestos Assessment Report, Project # 1701004, dated January 11, 2017, prepared by Monitoring and Analysis Technologies, Inc.; Addendum to Demolition Asbestos Assessment Report, Project# 1701004, dated March 7, 2017, prepared by Monitoring and Analysis Technologies, Inc.

“Escrow Agent” shall mean Johnson, Pope, Bokor, Ruppel and Bums, LLP at its office at 333 Third Avenue North, Suite 200, St. Petersburg, Florida 33701.

“FIRPTA Affidavit” shall mean the form of FIRPTA Affidavit to be executed and delivered by Seller to Purchaser at Closing in the form attached hereto as SCHEDULE 7.

“General Assignment” shall have the meaning ascribed thereto in Section 5. I(g) of this Agreement.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum, polychlorinated biphenyls, mold and fungus).

“Improvements” shall mean all buildings, structures, improvements, drainage facilities, parking, drive-through facilities and any other items constituting “Landlord’s Work” (as such term in defined in the Lease) that Seller, as landlord under the Lease, is obligated to construct and install on the Land pursuant to the terms and conditions of the Lease.

“Initial Earnest Money” shall mean the sum of Ten Thousand and No/100 Dollars ($10,000.00 U.S.).

“Inspection Period” shall mean the period expiring at 6:00 P.M. Eastern Standard Time on the date which is thirty (30) days after the Seller’s Disclosure Materials Delivery Date.

“Intangible Property” shall mean all intangible property, if any, owned by Seller and related to the Land and Improvements, including without limitation, Seller’s rights and interests, if any, in and to the following: (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (iii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; and (iv) all transferable consents, authorizations, variances or waivers, development rights, concurrency reservations, impact fee credits, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements.

“Land” shall mean that certain parcel of real property located in the City of Tampa, Hillsborough County, Florida, which are more particularly described on EXHIBIT “A” attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

“Lease” shall mean that certain Commercial Lease entered by and between J Square Realty and Development Corp., a Florida corporation, as landlord, and Starbucks Corporation, a Washington corporation, as tenant, as amended by that certain First Amendment to Commercial Lease, dated December 23, 2016, and as assigned by J Square Realty and Development Corp. to Seller effective December 28, 2016 by that certain Assignment of Lease recorded in O.R. Book 24666, Page 1837 of the Public Records of Hillsborough County, Florida on January 13, 2017.

“Parking License” shall mean that certain Parking License Agreement entered into by and between J Square Realty and Development Corp. and Neptune Office Place, LLC, dated December 13, 2016, and assigned to Seller by that certain Assignment of Parking License recorded in O.R. Book 24666, Page 1868 of the Public Records of Hillsborough County, Florida on January 13, 2017, with respect to the parking of vehicles of Tenant’s employees on land adjacent to the Property.

“Monetary Objection ” or “Monetary Objections” shall mean (a) any mortgage or similar security instrument encumbering all or any part of the Property, (b) any mechanic’s, materialman’s or similar lien, (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (d) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located.

“Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Lease, and (c) such other easements, restrictions and encumbrances that are approved by Purchaser pursuant to Section 3.4 of this Agreement.

“Person” shall means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Personal Property” shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which is licensed to Seller), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, as generally described on EXHIBIT “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any attorney work product or attorney-client privileged documents) relating to the Land and Improvements. The Personal Property does not include any property owned by tenants, contractors or licensees.

“Property” shall have the meaning ascribed thereto in Section 2.1 of this Agreement. “Purchase Price” shall be the applicable amount specified in Section 2.4 of this Agreement.

“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(c) of this Agreement.

“Rent Commencement Date” shall have the meaning ascribed thereto in Section 3.1 of the Lease.

“Right of First Offer” shall mean that certain right of first offer granted to Tenant pursuant to Section 26 of the Lease.

“Second Additional Earnest Money” shall mean the sum of One Hundred Thousand and No/100 Dollars ($100,000.00 U.S.).

“Security Deposit” shall mean any security deposits, rent or damage deposits or similar amounts (other than rent paid for the month in which the Closing occurs) actually held by Seller with respect to the Lease.

“Seller’s Affidavit” shall mean the form of owner’s affidavit to be given by Seller at Closing to the Title Company in the form attached hereto as SCHEDULE 5.

“Seller’s Certificate” shall mean the form of certificate to be executed and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller’s warranties and representations contained in this Agreement in the form attached hereto as SCHEDULE 6.

“Seller’s Disclosure Materials Delivery Date” shall have the meaning ascribed thereto in Section 3.2(a) of this Agreement.

“Survey” shall have the meaning ascribed thereto in Section 3.4(e) of this Agreement.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) of this Agreement.

“Tenant” shall mean Starbucks Corporation, a Washington corporation.

“Tenant Estoppel Certificate” shall mean the certificate to be obtained from the Tenant under the Lease in the form required by Purchaser and its lender. A Tenant Estoppel Certificate in the form required under the Lease shall be deemed acceptable, provided the facts certified in such estoppel are reasonably satisfactory to Purchaser.

“Tenant Inducement Costs” shall mean any out-of-pocket payments required under the Lease to be paid by Seller or for the benefit of the Tenant which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment allowances and costs. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being understood and agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

“Tenant Notice of Sale” shall have the meaning ascribed thereto in Section 5.1(n) of this Agreement.

“Title Company” shall mean Fidelity National Title Insurance Company or other national title insurance company acceptable to Purchaser.

“Title Commitment” shall have the meaning ascribed thereto m Section 3.4 of this Agreement.

ARTICLE 2.

PURCHASE AND SALE

2.1         Agreement to Sell and Purchase. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the “Property”):

(a)	the Land;

(b)	the Improvements;

(c)	all of Seller’s right, title and interest in and to the Lease, any guaranties of the Lease and the Security Deposits;

(d)	the Personal Property;

(e)	the Intangible Property; and

(f)	all of Seller’s right, title and interest in and to the Parking License.

2.2         Permitted Exceptions. The Property shall be conveyed subject to the Permitted Exceptions.

2.3         Earnest Money.

(a)          Within the two (2) business days of the Effective Date, Purchaser shall deposit the Initial Earnest Money to Escrow Agent by federal wire transfer payable to Escrow Agent, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of this Agreement.

(b)          Within two (2) business days after the last day of the Inspection Period, Purchaser shall deposit the Additional Earnest Money with Escrow Agent.

(c)          Within two (2) business days after the Commencement Date, Purchaser shall deposit the Second Additional Earnest Money with Escrow Agent.

(d)          The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Initial Earnest Money, the Additional Earnest Money and the Second Additional Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the “Earnest Money” hereunder shall be comprised of the Initial Earnest Money, the Additional Earnest Money, the Second Additional Earnest Money and all such interest and other income.

2.4         Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be either: (i) Three Million Four Hundred Seventy-Five Thousand and no/100 Dollars ($3,475,000.00 U.S.), if the Conditions Precedent set forth in Sections 6.l(a) and (b) are satisfied before May 15, 2018 and the remaining Conditions Precedent are fully satisfied or waived by the Closing Date, or (ii) Three Million Three Hundred Eighteen Thousand and no/I 00 Dollars ($3,3 I 8,000.00 U.S.), if the Conditions Precedent set forth in Section 6.1(a) and (b) are satisfied after May 15, 2018. The applicable Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

(a)              The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and

(b)              An amount equal to the applicable Purchase Price shall be paid by Purchaser to Seller at the Closing by wire transfer of immediately available federal funds to an account designated by Seller, less the amount of the Earnest Money paid by Escrow Agent to Seller at Closing, and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

2.5          Closing. The consummation of the sale by Seller and purchase by Purchaser of the Property (the “Closing”) shall be conducted by depositing the closing deliveries set forth in Article 5 hereof with the Escrow Agent on or before the date which is (i) thirty-five (35) days after the date that each of the Conditions Precedent set forth in Section 6.1(a) and (b) below have been fully satisfied and completed, and (ii) the remaining Conditions Precedent set forth in Section 6.1 below are fully satisfied and completed, subject to extensions as specifically provided herein (the “Closing Date”).

ARTICLE 3.

Purchaser’s Inspection and Review Rights

3.1         Due Diligence Inspections.

(a)               From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives, upon at least twenty-four (24) hours prior written notice to Seller (at least ninety-six (96) hours prior written notice to Seller after the Commencement Date), to inspect the Property to perform due diligence, soil analysis and environmental investigations, at such times during normal business hours as Purchaser or its representatives may request. All such inspections shall be performed in such a manner to minimize any interference with Seller’s development of the Improvements and, in each case, in compliance with Seller’s rights and obligations as landlord under the Lease. Further, Purchaser shall use commercially reasonable efforts to not (i) affect, interrupt or interfere with Tenant’s construction of improvements at the Property or its use, business or operations on the Property or (ii) obstruct visibility of or access to the Property. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser’s expense. Seller or its representatives shall have the right to accompany Purchaser and Purchaser representatives in connection with any inspections and other activities on the Property.

In the event Purchaser desires to conduct a Phase 11 environmental site assessment or any other form of invasive testing at the Property, Purchaser shall (i) conduct such assessment before Tenant opens for business, (ii) attempt to conduct such assessment in landscaped or non-paved areas of the Property to the greatest extent possible, and (iii) not conduct such assessment from within inside the building to be constructed on the Land.

(b)              To the extent that Purchaser or any of its representatives, agents, consultants or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of Seller and other than any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or its representatives, agents or contractors).

(c)               Purchaser shall keep the results of all inspections conducted pursuant to this Agreement confidential and shall not disclose such results except (i) to such of Purchaser’s employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (ii) to the permitted assignee of Purchaser and to such of its members, managers or general partners and their employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (iii) to any lender or investor or any prospective lender or investor of Purchaser or any permitted assignee and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (iv) to the extent the same shall be or have otherwise become publicly available other than as a result of a disclosure by Purchaser, its permitted assignee or affiliates, (v) to the extent required to be disclosed by law or during the course of or in connection with any litigation, hearing or other legal proceeding, or (vi) with the written consent of Seller, as the case may be; it being expressly acknowledged and agreed by Purchaser that the foregoing confidentiality agreements shall survive the termination of this Agreement.

(d)              Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.

(e)         Purchaser shall procure (or shall cause its agents or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State of Florida having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 3.1.

(f)          Purchaser hereby expressly acknowledges and agrees that Purchaser has or will have, prior to the Closing Date, thoroughly inspected and examined the Property. Purchaser hereby further acknowledges and agrees that Purchaser is relying solely upon its own inspections and the representations of the Seller expressly contained herein and that Purchaser is otherwise purchasing the Property on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis, without representations, warranties or covenants, express or implied, of any kind or nature except as agreed to herein, including, but not limited to, the zoning of the Property, the tax consequences to Purchaser, the physical condition of the Property, environmental compliance, governmental approvals and compliance of the Property with any and all applicable rules, regulations, ordinances and statutes. The express intention of Purchaser and Seller is that Purchaser shall purchase the Property from Seller without any representations, warranties or covenants, express or implied, from or of Seller except as agreed to herein. Purchaser hereby waives and relinquishes all rights and privileges arising out of, or with respect to or in relation to, any representations, warranties or covenants, whether express or implied, which may have been made or given, or which may be deemed to have been made or given by Seller, except as agreed to herein. Except as agreed to herein, without limiting the generality of the foregoing, Purchaser hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated hereby, as are any warranties arising from a course of dealing or usage or trade, and that Seller has not represented or warranted, and Seller does not hereby represent or warrant, that the Property now or in the future will meet or comply with the requirements of any health, environmental or safety code or regulation of the United States of America, the state where the Property is located, or any other authority or jurisdiction.

3.2        Seller’s Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records.

(a)         Within five (5) days of the Effective Date, Seller shall deliver to Purchaser or make available to Purchaser the following (collectively, the “Seller’s Disclosure Materials”) to the extent in Seller’s possession:

(i)	Copies of the Lease and all guarantees and letter agreements relating thereto existing as of the Effective Date.

(ii)	Copies of the Parking License, including all amendments and letter agreements relating thereto existing as of the Effective Date.

(iii)	Copies of any Commission Agreements.

(iv)	A copy of Seller’s (or its affiliate’s) current policy of title insurance with respect to the Land with copies of all matters listed as title exceptions in such policy.

(v)	A copy of any surveys of the Property.

(vi)	Copy of current insurance coverage and insurance bill with respect to the Property.

(vii)	Copies of any existing environmental reports or other materials related to investigations, studies or correspondence with governmental agencies concerning the presence or absence of Hazardous Substances on, in or under the Property, including the Environmental Reports.

(viii)	Copies of any permits, licenses, or other similar documents in Seller’s possess10n relating to the development of the Improvements.

(ix)	Copies of all available construction plans and specifications in Seller’s possess10n relating to the development of the Improvements.

(x)	Copies of any written notices received by Seller from any third party or governmental authority.

Seller shall notify Purchaser in writing upon the completion of its delivery of the Seller’s Disclosure Material to Purchaser (the receipt of such written notice by Purchaser shall constitute the “Seller’s Disclosure Materials Delivery Date”). Thereafter, Seller shall have a continuing duty, within five (5) days of Seller’s receipt of any Seller’s Disclosure Material, to make supplemental deliveries to Purchaser through the date of the final Closing of any addition or modification to the Seller’s Disclosure Materials, that come into Seller’s possession.

3.3          Termination of Agreement. Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser’s permitted assignee. Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.3, Purchaser shall immediately return to Seller any hard-copies of documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and upon Purchaser returning such materials to Seller, Escrow Agent shall pay the Initial Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.3.

3.4         Title and Survey. Within ten (10) days after the Effective Date, Seller shall obtain and deliver to Purchaser an ALTA Form 2006 Commitment (“Title Commitment”) for an owner’s title insurance policy (“Title Policy”) issued by the Title Company in an amount no less than the Purchase Price, together with all exception documents referenced in Schedule B, Section of the Title Commitment. The Title Commitment shall evidence that Seller is vested with fee simple title to the Land, free and clear of all liens, encumbrances, exceptions or qualifications whatsoever save and except for (a) the Permitted Exceptions, (b) the existing title exceptions set forth on Exhibit “D,” and (c) those exceptions to title which are to be discharged by Seller at or before Closing, including the Monetary Objections. The Title Commitment shall also evidence that upon the execution, delivery and recordation of the deed to be delivered at the Closing provided for hereunder and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire fee simple title to the Land, subject only to the Permitted Exceptions.

(a)           If Purchaser determines that the Title Commitment does not meet the requirements specified above, or that title to the Land is unsatisfactory to Purchaser for reasons other than the existence of Permitted Exceptions or exceptions which are to be discharged by Seller at or before Closing, then Purchaser shall notify Seller of those liens, encumbrances, exceptions or qualifications to title which either are not Permitted Exceptions, are unsatisfactory to Purchaser or are not contemplated by this Agreement to be discharged by Seller at or before Closing, and any such liens, encumbrances, exceptions or qualifications shall be hereinafter referred to as “Title Defects.” Purchaser’s failure to deliver notification to Seller of the Title Defects within the Inspection Period shall be deemed to constitute acceptance of such matters. Seller shall notify Purchaser in writing no later than five (5) days after Seller’s receipt of Purchaser’s notice setting forth the existence of any Title Defects and indicate to Purchaser that Seller either (i) intends to cure the Title Defects within the applicable cure period, or (ii) intends not to cure some or all of such exceptions, identifying which of the Title Defects Seller intends to cure and/or not cure (Seller being under no obligation to cure Title Defects other than the Monetary Objections).

(b)           Seller shall have thirty (30) days, or such longer period as Purchaser may grant in its sole and absolute discretion, following receipt of written notice of the existence of Title Defects in which to undertake a good faith, diligent and continuous commercially reasonable effort and, in fact, cure or eliminate the Title Defects which Seller has elected to cure to the satisfaction of Purchaser and the Title Company in such manner as to permit the Title Company to either endorse the Title Commitment or issue a replacement commitment to delete the Title Defects therefrom. Seller’s failure to cure any such Title Defect shall not constitute a default by Seller as long as Seller undertakes a good faith, diligent and continuous commercially reasonable effort to cure or eliminate same.

(c)           Within ten (10) days after the Commencement Date, Seller shall obtain and deliver to Purchaser an update to the Title Commitment. Any matters disclosed which were not exceptions in the Title Commitment shall automatically be deemed Title Defects which Seller shall be obligated to cure unless such matters were placed of record with Purchaser’s joinder and consent, which consent shall not be unreasonably withheld, conditioned or delayed, or unless such matters otherwise relate solely to the development of the Property as a Starbucks store in compliance with the Lease, including, without limitation, utility easements, and Seller has provided Purchaser with written notice of such matters; provided, however, such instruments shall not create an economic liability on the owner of the Property or negatively affect the value of the Property, without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or denied. The cure of any such new Title Defects shall be effected within such time periods as were provided in connection with curing Title Defects under the initial Title Commitment. If Seller shall in fact cure or eliminate the new Title Defects, the Closing shall take place on the date specified in this Agreement. If Seller does not cure or eliminate the new Title Defects, Purchaser may elect to terminate this Agreement or proceed to Closing as provided in Section 3.4(d) below.

(d)           If Seller is unable to cure or eliminate any Title Defects (including any new Title Defects revealed by the updated Title Commitment to be provided to Purchaser as set forth in Section 3.4(c) above) within the time allowed, Purchaser may elect to terminate this Agreement within ten (10) days following the expiration of the curative period by giving written notice of termination to Seller, or, alternatively, Purchaser may elect to close its purchase of the Property, accepting the conveyance of the Property subject to the Title Defects, in which event the Closing shall take place on the date specified in this Agreement, subject to any delays provided for above. If, by giving written notice to Seller within the time allowed, Purchaser elects to terminate this Agreement because of the existence of uncured Title Defects, the Earnest Money shall be returned to Purchaser and upon such return the obligations of the parties under this Agreement shall be terminated. The foregoing right of Purchaser to terminate this Agreement upon the failure to cure a Title Defect which Seller is obligated to cure shall not be deemed to limit the Purchaser’s rights and remedies to which Purchaser might otherwise be entitled for the breach by Seller of any of its covenants, duties or obligations hereunder, or for the falsehood of any of the Seller’s material representations; provided, however, Seller shall not be liable to Purchaser for damages unless Seller willfully and intentionally causes a new Title Defect to be placed upon the Property in contravention of this Agreement and fails to cure or eliminate such Title Defect.

(e)           Purchaser may, at Purchaser’s expense, within the Inspection Period, obtain a boundary survey of the Land (“Survey”). The Survey shall be prepared by a land surveyor duly licensed and registered as such in the State of Florida, shall be certified by such surveyor to Purchaser, Purchaser’s counsel, Seller, Seller’s counsel and the Title Company, shall set forth the legal description of the Land and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Purchaser shall notify Seller in writing within the period for Purchaser to notify Seller of any Title Defects specifying any matters shown on the Survey which adversely affect the title to the Land or constitute a zoning violation and the same shall thereupon the deemed to be Title Defects hereunder and Seller shall elect to cure or not cure the same as provided in Section 3.4(a) of this Agreement and if Seller elects to undertake the cure thereof it shall do so within the time and in the manner provided in Section 3.4(b) of this Agreement.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1         Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:

(a)           Organization, Authorization and Consents. Seller is a duly organized and validly existing limited liability company under the laws of the State of Florida. Seller has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)           Action of Seller, Etc. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by Seller, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)           No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Seller is bound.

(d)           Litigation. No investigation, action or proceeding is pending or, to Seller’s knowledge, threatened, which (i) if determined adversely to Seller, materially affects the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

(e)           Existing Leases. (i) Other than the Lease and the Parking License, Seller has not entered into any contract or agreement with respect to the occupancy or sale of the Property or any portion or portions thereof which will be binding on Purchaser after the Closing; (ii) the Lease has not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between Seller and the Tenant thereunder; and (iii) to Seller’s knowledge, there are no existing defaults by Seller or Tenant under the Lease.

(t)           Parking License. The Parking License has not been amended except as evidenced by amendments similarly delivered and constitutes the entire agreement between Seller and the landowner thereunder, and to Seller’s knowledge, there are no existing defaults by Seller or the landowner under the Parking License.

(g)           Leasing Commissions. (i) There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in EXHIBIT “C” attached hereto (the “Commission Agreements”); and that all leasing commissions, brokerage fees and management fees accrued or due and payable under the Commission Agreements, as of the date hereof and at the Closing have been or shall be paid in full; and Seller shall terminate the Commission Agreements as to the Property and the Lease and pay all sums that may be due thereunder at Closing at no cost to Purchaser. Seller acknowledges and agrees that in no event either prior to or after Closing shall Purchaser be responsible for any sums due under any Commission Agreement.

(h)           Taxes and Assessments. Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property. The Land is assessed as a separate tax lot or tax parcel, independent of any other parcels or assets not being conveyed hereunder, and has been validly, finally and unappealably subdivided from all other property for conveyance purposes. Seller has no knowledge and Seller has not received notice of any assessments by a public body, whether municipal, county or state, imposed, contemplated or confirmed and ratified against any of the Property for public or private improvements which are now or hereafter payable.

(i)            Environmental Matters. To Seller’s knowledge, based solely on the Environmental Reports and except as otherwise disclosed in such Environmental Reports: (i) no Hazardous Substances have been discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on, in, or under the Property; (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property except in accordance with all laws, rules, regulations and ordinances pertaining to same; (iii) no PCB’s have been located on or in the Property; (iv) no underground storage tanks are located on the Property or were located on the Property and were subsequently removed or filled; and (v) no tenant or other Person has notified Seller of the presence of any mold or fungus on the Property. Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any Environmental Law with respect to the Property, nor has Seller received any written notice from any governmental or quasi-governmental authority with respect to a violation or suspected violation of any Environmental Law on or at the Property. To Seller’s knowledge, the Property has not previously been used as a landfill, a cemetery, or a dump for garbage or refuse by Seller or any of its Affiliates or by any other Person. No tenant has the right to generate, store or dispose of Hazardous Substances at the Property or use or transport Hazardous Substances on or from the Property except as otherwise provided in the Lease.

(j)            Compliance with Laws. There are no violations of law, municipal or county ordinances, or other legal requirements with respect to the Property or any portion thereof.

(k)           Easements and Other Agreements. Seller has no knowledge of any default in complying with the terms and provisions of any of the terms, covenants, conditions, restrictions or easements constituting a Permitted Exception.

(1)           Other Agreements. Except for the Lease, the Commission Agreements, the License Agreement, the Permitted Exceptions and the existing title exceptions set forth in Exhibit “D” attached hereto and made a part hereof, there are no leases, management agreements, brokerage agreements, leasing agreements, licensing agreements, easement agreements, or other agreements or instruments in force or effect that (i) grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property, or (ii) establish, in favor of the Property, any right, title, interest in any other real property relating to the use, operation, management, maintenance or repair of all or any part of the Property which, in either event, will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to Closing.

(m)          Condemnation. Seller has no knowledge of the commencement of any actual or threatened proceedings for taking by condemnation or eminent domain of any part of the Property.

(n)           Zoning. By the time of Closing, the construction and proposed use of the Improvements and the Property will be in compliance with all zoning, subdivision and building codes and all other legal requirements, without reliance on any “non-conforming use” or other exception other than the existing PD zoning for the Property. Purchaser acknowledges that construction of improvements by Tenant is not within Seller’s control and any breach of this representation with respect to Tenant’s work and permitting related to Tenant’s operations at the Property shall not constitute a Seller default.

(o)           Insurance. Seller has not received any written notice from the respective insurance carriers which issued any of the insurance policies required to be obtained and maintained by Seller under the Lease or the License Agreement stating that any of the policies or any of the coverage provided thereby will not or may not be renewed. Except as provided in Section 5.4(g) below, Seller shall terminate all of such insurance policies as of Closing and Purchaser shall have no obligations for payments that may come due under any of Seller’s insurance policies for periods of time either prior to or after Closing.

(p)           Submission Items. All materials, information, records, and documentation delivered or to be delivered to Purchaser by Seller pursuant to this Agreement, including the Seller’s Disclosure Materials, are or upon submission will be complete, accurate, true and correct in all material respects.

(q)           Commitments to Governmental Authority. No commitments have been made to any governmental authority, developer, utility company, school board, church or other religious body or any property owners’ association or to any other organization, group or individual relating to the Property which would impose an obligation upon Purchaser or its successors and assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property. The provisions of this section shall not apply to any local real estate taxes assessed against the Property.

(r)            Personal Property. All items of Personal Property, if any, are owned outright by Seller, free and clear of any security interest, lien or encumbrance.

(s)           No Rights to Purchase. Except for this Agreement, Seller has not entered into, and has no actual knowledge of any other agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property (other than the Right of First Offer).

The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade in all material respects by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by Seller shall survive the Closing for a period of one (I) year (the “Limitation Period”), and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser gives Seller written notice prior to the expiration of said one (I) year period of such alleged breach with reasonable detail as to the nature of such breach. Notwithstanding anything to the contrary contained in this Agreement, there shall be no survival limitation with respect to acts involving fraud or intentional misrepresentation on behalf of Seller. If, subject to the terms, conditions and applicable limitations provided herein: (a) Purchaser makes a claim against Seller with regard to a representation or warranty which expressly survives Closing, and (b) Purchaser obtains a final and non-appealable judgment against Seller which remains unpaid for a period of thirty (30) days, then Seller agrees that Purchaser shall have the right to trace the Purchase Price to the extent necessary to satisfy such claim. Seller acknowledges and agrees that Purchaser has relied and has the right to rely upon the foregoing in connection with Purchaser’s consummation of the transaction set forth in this Agreement.

Subject to the immediately preceding paragraph and the last paragraph of this Section 4.I, Seller hereby agrees to indemnify, protect, defend (through attorneys reasonably acceptable to Purchaser) and hold harmless Purchaser and its subsidiaries, affiliates, officers, directors, agents, employees, successors and assigns from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees actually incurred) (i) which may be asserted against or suffered by Purchaser or the Property after the Closing Date as a result or on account of any breach of any representation, warranty or covenant on the part of Seller made herein or in any instrument or document delivered by Seller pursuant hereto or (ii) which may at any time following the Closing Date be asserted against or suffered by Purchaser arising out of or resulting from any matter pertaining to the operation of the Property prior to the Closing Date (whether asserted or accruing before or after Closing).

For purposes of this Section 4.1, Seller’s knowledge means the current, actual knowledge of Jay Miller without duty of inquiry or investigation and does not include knowledge imputed to Seller from any other person or entity. In no event shall said person have any personal liability hereunder. If prior to the Closing, Seller or Purchaser first obtains knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, such party shall immediately give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In such event, Seller shall the obligation to use commercially reasonable efforts to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to extend the Closing Date for a reasonable period of time (not to exceed 30 days) for the purpose of such cure. If Seller is unable to so cure any such misrepresentation or breach of warranty, Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price and without any right to make a claim against Seller with respect thereto, or (ii) to terminate this Agreement in its entirety by written notice given to Seller and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. The Seller shall not be liable under this Section 4.1 or Section 8.2 for any Losses due to any inaccuracy in or breach of any of the representations or warranties contained in this Agreement if the Purchaser had knowledge of such inaccuracy or breach prior to the Closing and Purchaser elected to close the transaction notwithstanding such knowledge. Notwithstanding any of the foregoing terms conditions of this Section 4.1 to the contrary, the right of Purchaser to terminate this Agreement upon the failure of Seller to cure any misrepresentation or breach of warranty as provided herein shall not be deemed to limit the Purchaser’s rights and remedies to which Purchaser might otherwise be entitled for an intentional or willful breach of Seller’s material representations and warranties.

Furthermore, no claim for a breach of any representations and warranties set forth in this Section 4.1 shall be actionable or payable (a) unless the valid claims for all such breaches collectively aggregate Twenty-Five Thousand and No/100 Dollars ($10,000.00) or more (“Basket”), in which event the full amount of such valid claims shall be actionable up to, but not exceeding, the amount of the Cap (as defined below), and (b) unless written notice containing a description of the specific nature of such breach is given by Purchaser to Seller prior to the expiration of the Limitation Period and an action is commenced by Purchaser against Seller with respect to any such claims within ten (10) days after expiration of the Limitation Period. Seller shall not be liable to Purchaser to the extent Purchaser’s claim (including costs of recovery [e.g., attorney’s fees]) is actually recovered from any other party pursuant to any insurance policy, service contract, warranty or guaranty. As used herein, the term “Cap” shall mean the total aggregate amount of Three Hundred Thousand and Noll 00 Dollars ($300,000.00). In no event shall Seller’s aggregate liability to Purchaser exceed the Cap, and Purchaser hereby waives and disclaims any right to damages or compensation in excess of the Cap. This paragraph shall survive Closing. Notwithstanding anything to the contrary contained in this Agreement, there shall be no Basket or Cap or other limitations on Purchaser’s rights and remedies with respect to acts involving fraud or intentional misrepresentation on behalf of Seller.

4.2	Covenants and Agreements of Seller.

(a)           Seller’s Continued Performance under the Lease. Seller shall continue to perform in all material respects all of its obligations under the Lease consistent with the terms and conditions of the Lease, including development and construction of the Improvements. Seller shall keep Purchaser reasonably informed as to the status of Seller’s development and construction of the Improvements.

(b)           Leasing and Licensing Arrangements. During the pendency of this Agreement, Seller will not enter into any lease or license affecting the Property, or modify or amend in any material respect, or terminate, the Lease or Parking License without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such requests by Seller shall be accompanied by a copy of any proposed modification or amendment of the Lease or Parking License or of any new lease or license that Seller wishes to execute between the Effective Date and the Closing Date. Purchaser acknowledges that Seller may, subject to foregoing terms and conditions of this Section 4.2(b), enter into a parking license similar to the Parking License with the owner of the Wright’s Gourmet store to the north of the Property.

(c)           New Contracts and Easements. During the pendency of this Agreement, Seller will not enter into any contract or easement, or modify, amend, renew or extend any existing contract or easement, that will be an obligation on or otherwise affecting the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser or utility easements in connection with the development of the Property.

(d)           Tenant Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing an original written Tenant Estoppel Certificate signed by Tenant as provided for in Section 6.1(f).

(e)           Waiver of Right of First Offer. Within one (1) day after the date Purchaser deposits the Initial Earnest Money with Escrow Agent, Seller shall provide Tenant with written notice of this Agreement consistent with the terms and conditions of Section 26 of the Lease (the “ROFO Notice”), and Seller shall provide a copy of same to Purchaser when made. Seller shall keep Purchaser reasonably informed as to the status of Tenant’s response to the ROFO Notice. If Tenant (i) responds to the ROFO Notice by informing Seller that it does not elect to exercise the Right of First Offer as it pertains to this transaction, or (ii) fails to respond in writing to the ROFO Notice within the required time frame set forth in the Lease in order to exercise the Right of First Offer, then, as a condition precedent to Purchaser’s obligation to close on the sale and purchase of the Property pursuant to this Agreement, Seller shall execute and deliver to Purchaser, on or before expiration of the inspection Period, an original, executed affidavit in form reasonably acceptable to the Title Company attesting to Seller’s delivery of the ROFO Notice pursuant to the Lease and either Tenant’s election not to exercise the Right of First Refusal or Tenant’s failure to timely respond to same so as to allow the Title Company to issue the Title Policy without exception for the Right of First Refusal (“Seller’s ROFR Affidavit”). In the event Seller is unable to obtain and deliver to Purchaser the Seller’s ROFR Affidavit, or if Tenant has elected in writing to exercise its Right of First Offer, then Purchaser shall have the right to terminate this Agreement by providing written notice to Seller, in which case all Earnest Money deposited by Purchaser shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement. In the event Tenant elects in writing to exercise its Right of First Offer and Purchaser does not elect to terminate this Agreement within ten (10) days after written notice of same by Seller to Purchaser, then Seller shall have the right to terminate this Agreement by providing written notice to Purchaser, in which case all Earnest Money deposited by Purchaser shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event the Closing does not occur within 365 days after the time period that Tenant has rejected or was deemed to have rejected its Right of First Offer as it pertains to this transaction, then Seller shall be obligated to send Tenant a new ROFO Notice, in which case the foregoing terms, conditions and rights set forth in this Section 4.2(e) shall apply to the new ROFO Notice.

(f)            As-Built Survey. Within ten (10) days after the Commencement Date, Seller shall, at Seller’s expense, obtain and deliver to Purchaser an as-built boundary survey of the Property depicting all of the Improvements on the Land (“As-Built Survey”). The Survey shall be prepared by a land surveyor duly licensed and registered as such in the State of Florida, shall be certified by such surveyor to Purchaser, Seller, Seller’s counsel and the Title Company, shall set forth the legal description of the Land and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Purchaser shall have a period of ten (10) days after receipt of the As-Built Survey to notify Seller in writing of any new Title Defects that were not previously disclosed or set forth on the Survey (or on the survey provided by Seller to Purchaser pursuant to Section 3.2(a)(v) if Purchaser does not obtain the Survey pursuant to Section 3.(e)) and which adversely affect the title to the Land or constitute a zoning violation (“New Survey Objections”). Seller shall, within ten (10) days after Seller’s receipt of Purchaser’s notice of New Survey Objections, respond to Purchaser in writing that Seller either (i) agrees to cure such New Survey Objections at no cost or expense to Purchaser (collectively, the “Survey Cure Actions”), or (ii) does not agree to undertake the Survey Cure Actions. In the event Seller elects option (ii) above, Purchaser shall have then have the option to either (a) proceed with Closing notwithstanding the New Survey Objections and in such event the parties shall proceed with Closing, subject to the terms and conditions of this Agreement, or (b) terminate this Agreement whereupon Escrow Agent shall promptly refund to Purchaser the Earnest Money, and upon such termination the parties shall have no further obligations or liability hereunder except for those which expressly survive termination. Purchaser shall provide Seller with written notice of Purchaser’s election, if any, within ten (10) days after Purchaser’s receipt of Seller’s written response, failing which it shall be deemed that Purchaser has elected option (b) above. In the event Seller elects option (i) above, Seller shall have thirty (30) days, or such longer period as Purchaser may grant in its sole and absolute discretion, following receipt of written notice of the existence of the New Survey Objections in which to undertake a good faith, diligent and continuous effort and, in fact, cure or eliminate the New Survey Objections. If Seller is unable to cure or eliminate any the New Survey Objections within the foregoing 30-day time period, Purchaser may elect to terminate this Agreement within ten (10) days following the expiration of the curative period by giving written notice of termination to Seller, or, alternatively, Purchaser may elect to close its purchase of the Property, accepting the conveyance of the Property subject to the New Survey Objections, in which event the Closing shall take place on the date specified in this Agreement. If, by giving written notice to Seller within the time allowed, Purchaser elects to terminate this Agreement because of the existence of uncured New Survey Objections, the Earnest Money shall be returned to Purchaser and upon such return the obligations of the parties under this Agreement shall be terminated, except those obligations that expressly survive the termination of this Agreement.

(g)           New or Updated Environmental Report. Within thirty (30) days after the Commencement Date, Purchaser may obtain and deliver to Seller an updated or new Phase I and/or a Phase II environmental site assessment report for the Property (individually, Purchaser’s Environmental Report and collectively, “Purchaser’s Environmental Reports”). In the event Purchaser’s Environmental Reports reveals the presence of any Hazardous Substances affecting the Property that were not disclosed in any prior Phase I or Phase II environmental site assessment report obtained by Purchaser during the Inspection Period, if any, or in any environmental site assessment report delivered to Purchaser as part of Seller’s Disclosure Materials, and such Hazardous Substances are at levels which exceed the state or federal standards applicable to the Property and require environmental remediation, then Seller shall, within ten (IO) days after Seller’s receipt of Purchaser’s Environmental Reports, respond to Purchaser in writing that Seller either (i) agrees to undertake such actions specified in Purchaser’s Environmental Reports to remediate such conditions at no cost or expense to Purchaser (collectively, the “Remediation Actions”), or (ii) does not agree to undertake the Remediation Actions. In the event Seller elects option (ii) above, Purchaser shall have then have the option to either (a) proceed with Closing notwithstanding any required environmental condition and in such event the parties shall proceed with Closing, subject to the terms and conditions of this Agreement), or (b) terminate this Agreement whereupon Escrow Agent shall promptly refund to Purchaser the Earnest Money, and upon such termination the parties shall have no further obligations or liability hereunder except for those which expressly survive termination. Purchaser shall provide Seller with written notice of Purchaser’s election, if any, within ten (IO) days after Purchaser’s receipt of Seller’s written response, failing which it shall be deemed that Purchaser has elected option (b) above. In the event Seller elects option (i) above, Seller shall have a period of thirty (30) days from the date of delivery of Seller’s response to Purchaser’s Environmental Reports (or such longer period of time as may be mutually agreed upon between Purchaser and Seller in writing) in which to perform the Remediation Actions. If Seller fully performs the Remediation Actions, as confirmed by Purchaser’s environmental consultant, Purchaser shall proceed toward Closing (subject to any other termination rights of Purchaser specifically set forth herein) in accordance with the provisions set forth herein. In the event Seller elects option (i) above, but fails to fully perform the Remediation Actions, as confirmed by Purchaser’s environmental consultant, then at Purchaser’s option, Purchaser may terminate this Agreement, whereupon Escrow Agent shall promptly refund to Purchaser the Earnest Money, and upon such termination the parties shall have no further obligations or liability hereunder except for those which expressly survive termination.

(f)            Notices. Seller shall, immediately upon Seller’s obtaining knowledge thereof, provide Purchaser with a written notice of any event which has a material adverse effect on the Property.

(g)           Notices of Violation. As soon as Seller has knowledge or immediately upon receipt of written notice thereof, Seller shall provide Purchaser with written notice of any violation of any legal requirements or insurance requirements affecting the Property, any service of process relating to the Property or which affects Seller’s ability to perform its obligations under this Agreement, any complaints or allegations of default received from Tenant, the landowner under the Parking License or any other correspondence or notice received by Seller which has or has the potential to have a material adverse effect on the Property.

4.3	Representations and Warranties of Purchaser.

(a)           Organization, Authorization and Consents. Purchaser is a duly organized and validly existing corporation under the laws of the State of Delaware. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)           Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)           No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d)           Litigation. No investigation, action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of one (1) year, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller gives Purchaser written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach. Notwithstanding anything to the contrary contained in this Agreement, there shall be no survival limitation with respect to acts involving fraud or intentional misrepresentation on behalf of Purchaser.

Subject to the immediately preceding paragraph and the last paragraph of this Section 4.3, Purchaser hereby agrees to indemnify, protect, defend (through attorneys reasonably acceptable to Seller) hold harmless Seller and its subsidiaries, affiliates, officers, directors, agents, employees, successors and assigns from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees actually incurred) which may at any time (i) be asserted against or suffered by Seller after the Closing Date as a result or on account of any breach of any warranty, representation or covenant on the part of Purchaser made herein or in any instrument or document delivered pursuant hereto or (ii) following the Closing Date be asserted against or suffered by Seller arising out of or resulting from any matter pertaining to the operation or ownership of the Property by Purchaser from and after the Closing Date.

For purposes of this Section 4.3, Seller’s knowledge means the current, actual knowledge of David Sobelman without duty of inquiry or investigation and does not include knowledge imputed to Purchaser from any other person or entity. In no event shall said person have any personal liability hereunder.

Furthermore, no claim for a breach of any representations and warranties set forth in this Section 4.3 shall be actionable or payable (a) unless the valid claims for all such breaches collectively aggregate the Basket, in which event the full amount of such valid claims shall be actionable up to, but not exceeding, the amount of the Cap, and (b) unless written notice containing a description of the specific nature of such breach is given by Seller to Purchaser prior to the expiration of the Limitation Period and an action is commenced by Purchaser against Seller with respect to any such claims within ten (10) days after expiration of the Limitation Period. Purchaser shall not be liable to Seller to the extent Seller’s claim (including costs of recovery [e.g., attorney’s fees]) is actually recovered from any other party pursuant to any insurance policy, service contract, warranty or guaranty. In no event shall Purchaser’s aggregate liability to Seller exceed the Cap, and Seller hereby waives and disclaims any right to damages or compensation in excess of the Cap. This paragraph shall survive Closing. Notwithstanding anything to the contrary contained in this Agreement, there shall be no Basket or Cap or other limitations on Seller’s rights and remedies with respect to acts involving fraud or intentional misrepresentation on behalf of Purchaser.

ARTICLE 5.

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1          Seller’s Closing Deliveries. For and in consideration of, and as a condition precedent to Purchaser’s delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser or the Title Company (as applicable) at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)           Deed. A special warranty deed to the Land and Improvements, in the form attached hereto as SCHEDULE 1 (the “Deed”), subject only to the Permitted Exceptions;

(b)           Bill of Sale. A bill of sale for the Personal Property in the form attached hereto as SCHEDULE 3 (the “Bill of Sale”), with warranty as to the title of the Personal Property;

(c)           Assignment and Assumption of Leases and Security Deposits. An assignment and assumption of Lease and Security Deposits and, to the extent required elsewhere in this Agreement in the form attached hereto as SCHEDULE 2 (the “Assignment and Assumption of Lease”);

(d)           Memorandum of Assignment of Lease. A memorandum of assignment of Lease in form acceptable to Seller and Purchaser (the “Memorandum of Assignment of Lease”);

(e)           General Assignment. An assignment of the Intangible Property in the form attached hereto as SCHEDULE 5 (the “General Assignment”);

(f)            Seller’s Affidavit. An owner’s affidavit in the form attached hereto as SCHEDULE 6 (“Seller’s Affidavit”);

(g)           Seller’s Certificate. A certificate in the form attached hereto as SCHEDULE 7 (“Seller’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Seller’s representations, warranties, and agreements set forth in Section 4.1 hereof;

(h)          FIRPTA Certificate A FIRPTA Certificate in the form attached hereto as SCHEDULES;

(i)            Evidence of Authority Such documentation as may reasonably be required by Purchaser’s title insurer to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;

(i)            Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(k)           Surveys and Plans. Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Seller to the extent not theretofore delivered to Purchaser;

(1)           Acceptance of Delivery. A copy of the written notice of delivery and acceptance of the premises with Landlord’s Work (as defined in the Lease) substantially complete executed by Tenant pursuant to the Lease;

(m)          Lease. To the extent the same are in Seller’s possession, original executed counterparts of the Lease;

(n)           Notice of Sale to Tenant. Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the “Tenant Notice of Sale”), which Purchaser shall send to Tenant under the Lease informing such tenant of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s interest in the Leases and the Security Deposits and directing that all rent and other sums payable for periods after the Closing under such Lease shall be paid as set forth in said notices;

(o)           Keys. All of the keys to any door or lock on the Property in Seller’s possession, if any; and

(p)           Other Documents. Such other documents as shall be reasonably requested by Purchaser’s counsel or the Title Company to effectuate the purposes and intent of this Agreement.

5.2          Purchaser’s Closing Deliveries. Purchaser shall obtain or execute and deliver to Seller or the Title Company (as applicable) at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)           Assignment and Assumption of Lease. An Assignment and Assumption of Lease;

(b)           Memorandum of Assignment of Lease. A Memorandum of Assignment of Lease;

(c)           General Assignment. A General Assignment;

(d)           Purchaser’s Certificate. A certificate in the form attached hereto as SCHEDULE 9 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations, warranties and agreements contained in Section 4.3 of this Agreement;

(e)           Notice of Sale to Tenant. The Tenant Notice of Sale, as contemplated in Section 5. l(n) hereof;

(f)            Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(g)           Other Documents. Such other documents as shall be reasonably requested by Seller’s counsel or the Title Company to effectuate the purposes and intent of this Agreement.

5.3          Closing Costs. Seller shall pay the cost of the documentary stamps or transfer taxes imposed by the State of Florida or the county in which the Land is located upon the conveyance of the Property pursuant hereto, the cost of the Title Commitment and the Title Policy, including title examination fees related thereto and any updates to the Title Commitment, the As-Built Survey, the attorneys’ fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the cost of the Survey, all recording fees on all instruments to be recorded in connection with this transaction, the cost of any endorsements to the Title Policy, the cost of any loan policy of title insurance and endorsements thereto with respect to any loan obtained by Purchaser, the attorneys’ fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Property and in closing and consummating the purchase and sale of the Property pursuant hereto.

5.4          Prorations and Credits. The items in this Section 5.4 shall be prorated between Seller and Purchaser or credited, as specified:

(a)           Taxes. All general real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes shall be prorated for such calendar year or other applicable tax period based upon the amount equal to the prior year’s tax bill.

(b)           Reproration of Taxes. After receipt of final Taxes and other bills, Purchaser shall prepare and present to Seller a calculation of the reproration of such Taxes and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser’s calculation and appropriate back-up information. Purchaser shall provide Seller with appropriate backup materials related to the calculation, and Seller may inspect Purchaser’s books and records related to the Property to confirm the calculation. The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date. Notwithstanding the foregoing, Purchaser shall be solely responsible for and shall assume any and all ad valorem taxes (and increases thereto), relating to a change in usage or ownership of the Property on or after the Closing Date (including any rollback taxes), whether by reason of this conveyance or otherwise, including, without limitation, any increase in Taxes due to a reassessment of the Property as a result of the conveyance of the Property to Purchaser pursuant to this Agreement.

Pursuant to the Lease, Tenant is obligated to reimburse the landlord thereunder for Taxes related to the period after the Rent Commencement Date. Upon receipt of such reimbursement, Purchaser shall promptly remit to Seller the portion of such reimbursement related to the period prior to the Closing Date. The provisions of this paragraph shall survive the Closing.

(c)           Rents, Income and Other Expenses. Rents and any other amounts payable by Tenant under the Lease shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing. Purchaser shall receive at Closing a credit for Purchaser’s pro rata share of the rents, additional rent, common area maintenance charges, tenant reimbursements and escalations, and all other payments payable for the month of Closing and for all other rents and other amounts that apply to periods from and after the Closing, but which are received by Seller prior to Closing. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by Tenants under the Lease that apply to periods prior to Closing but are received by Purchaser after Closing; provided, however, that any delinquent rents or other payments by Tenant shall be applied first to any current amounts owing by Tenant, then to delinquent rents in the order in which such rents are most recently past due, with the balance, if any, paid over to Seller to the extent of delinquencies existing at the time of Closing to which Seller is entitled; it being understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Lease or any portion thereof, which are delinquent or past due as of the Closing Date; but Purchaser agrees that Purchaser shall send monthly notices prepared by Seller for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. Any reimbursements payable by Tenant under the terms of the Lease as of the Closing Date, which reimbursements pertain to such Tenant’s pro rata share of increased operating expenses or common area maintenance costs incurred with respect to the Property at any time prior to the Closing, shall be prorated upon Purchaser’s actual receipt of any such reimbursements, on the basis of the number of days of Seller and Purchaser’s respective ownership of the Property during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to Seller Seller’s pro rata portion of such reimbursements within thirty (30) days after Purchaser’s receipt thereof. Conversely, if Tenant under any such Lease shall become entitled at any time after Closing to a refund of Tenant reimbursements actually paid by such Tenant prior to Closing, then, Seller shall, within thirty (30) days following Purchaser’s demand therefor, pay to Purchaser any amount equal to Seller’s pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth. Seller hereby waives its right to file any administrative or legal action against Tenant under the Leases for sums due Seller for periods attributable to Seller’s ownership of the Property, except that Seller shall be entitled to continue to pursue any legal proceedings commenced prior to Closing; but shall not be permitted to commence or pursue any legal proceedings against any Tenant seeking eviction of such Tenant or the termination of the Lease unless consented to by Purchaser in writing. Seller shall be responsible for collecting and remitting all sales and use taxes that are due or become due on rent payments under the Lease received by Seller prior to Closing. Purchaser shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the Lease received by Purchaser after Closing. The provisions of this Section 5.4(c) shall survive the Closing.

(d)           Security Deposits. Purchaser shall receive a credit at Closing for all Security Deposits (and any interest thereon required to be reimbursed to any tenant) pursuant to Leases or pursuant to applicable law. Seller agrees to and does hereby indemnify, defend and hold Purchaser harmless from and against any liability or expense incurred by Purchaser by reason of any Security Deposit (and interest thereon, if required by law) actually collected by Seller and not actually paid (or credited) to Purchaser at the Closing. Purchaser agrees to and does hereby indemnify and hold Seller harmless from and against any liability or expense incurred by Seller by reason of any Security Deposit (and interest thereon, if required by law) which is paid (or credited) to Purchaser at the Closing and which Purchaser does not properly refund to the Tenant. The provisions of this Section 5.4(d) shall survive the Closing.

(e)           Intentionally Deleted.

(f)            Special Assessments. Certified, confirmed and ratified special assessment liens as of date of Closing (and not as of the date of this Agreement) shall be paid by Seller or Purchaser shall receive a credit therefor. Pending liens as of date of Closing shall be assumed by Purchaser; provided, however, that where the improvement, for which the special assessment was levied, has been substantially completed as of the date of this Agreement, such pending liens shall be considered as certified, confirmed or ratified and Seller shall, at Closing, be charged an amount equal to the estimated amount of the assessment for the improvement. If any special assessment liens are due in installments Seller shall be required to pay any installment due as of the Closing Date and Purchaser shall be responsible for all such installments due after the date of Closing.

(g)           Insurance. In the event Seller obtains insurance coverages required to be obtained by landlord under the Lease, and such insurance policy(ies) name both Seller and Purchaser as insured parties and will continue in effect after the Closing with Purchaser as a named insured, then, notwithstanding the provisions of Section 4.l(o) above, Seller shall not be required to terminate such insurance policies as of Closing. In such event, the premiums for such insurance policy(ies) shall be prorated between Seller and Purchaser as of the Closing based on the number of days in the policy period before and after the Closing. Seller shall provide Purchaser with copies of such insurance policy(ies) within five (5) days of obtaining same. If, pursuant to the Lease, Tenant is obligated to reimburse the landlord thereunder for the premium payable for such policy(ies), upon receipt of such reimbursement, Purchaser shall promptly remit to Seller the portion of such reimbursement related to the period prior to the Closing Date. Effective as of the Closing Date, Seller shall be removed as a named insured by endorsement to the applicable insurance policies (and if the Closing does not occur for any reason, Purchaser shall be removed as a named insured). Seller shall use commercially reasonable efforts post-Closing to cause the insurance company to remove Seller as a named insured from the applicable insurance policy(ies) effective as of the Closing Date. The provisions of this Section 5.4(g) shall survive Closing.

ARTICLE 6.

CONDITIONS TO CLOSING

6.1          Conditions Precedent to Purchaser’s Obligations. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions on or before Closing or on or before such time specified in this Agreement (whichever is applicable), any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date (collectively, the “Conditions Precedent”):

(a)           Seller shall have completed all of Landlord’s Work consistent with the terms and conditions of the Lease and Tenant has accepted possession of the Improvements as evidenced in writing by Tenant.

(b)           The Rent Commencement Date has occurred as evidenced in writing by Tenant.

(c)           Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including, but not limited to Section 5.1 hereof.

(d)           Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement.

(e)           All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing.

(f)            At least five (5) business days prior to the Closing, Seller shall obtain and deliver to Purchaser an original executed Tenant Estoppel Certificate from Tenant in form required by the Lease and reasonably satisfactory to Purchaser and its lender. The Tenant Estoppel Certificate shall (i) be dated within thirty-five (35) days prior to the Closing Date, (ii) confirm the material terms of the applicable Lease, as contained in the copy of the Lease delivered to Purchaser hereunder, and (iii) confirm the absence of any defaults under the Lease as of the date thereof.

(g)           The delivery by the Title Company of a “marked up” Title Commitment, subject only to the Permitted Exceptions, with gap coverage, deleting all requirements and deleting the standard exceptions.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) on or before the time period specified herein (as same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

ARTICLE 7.

CASUALTY AND CONDEMNATION

7.1          Casualty. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. For purposes of this Agreement, the term “immaterial damage or destruction” shall mean such instances of damage or destruction: (i) which can be repaired or restored at a cost of Twenty-Five Thousand and No/I 00 Dollars ($25,000.00) or less; (ii) which can be restored and repaired within sixty (60) days from the date of such damage or destruction; and (iii) in which Seller’s rights under its insurance policy covering the Property are assignable to Purchaser and will continue pending restoration and repair of the damage or destruction.

In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller’s insurers. For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

7.2          Condemnation. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days after the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this Section 7.2 (and either the 30-day period within which Purchaser has a right to terminate this Agreement pursuant to this Section 7.2 has expired or Purchaser has agreed to waive its right to terminate this Agreement), and provided that the Inspection Period has expired and Purchaser has delivered the Additional Earnest Money and the Second Additional Earnest Money, if applicable, to Escrow Agent, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser’s prior written consent thereto in each case.

ARTICLE 8.

DEFAULT AND REMEDIES

8.1          Purchaser’s Default. If Purchaser fails to consummate this transaction for any reason other than Seller’s default, failure of a condition to Purchaser’s obligation to close or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money.

8.2          Seller’s Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $25,000) which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser’s sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement. If specific performance is not available to Purchaser as a result of Seller having sold the Property or any portion thereof to another party, or as a result of a willful and intentional act or omission of Seller, then, in addition to Purchaser’s termination right and reimbursement referenced, Purchaser shall have all remedies available at law or in equity.

8.3           Fraud/Misrepresentation. Notwithstanding anything contained in Section 8.1 or 8.2 above, either party may pursue the other party for any legal or equitable remedy which may be available as a result of fraud committed by the other party or a willful and intentional misrepresentation made by the other party.

ARTICLE 9.

ASSIGNMENT

9.1           Assignment. Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other. Notwithstanding the foregoing to the contrary, this Agreement and Purchaser’s rights hereunder may be transferred and assigned to any entity that is an Affiliate of Purchaser. Any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller’s written consent has been given or as to which Seller’s consent is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. In no event shall Purchaser be released from any of its obligations or liabilities hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

ARTICLE IO.

BROKERAGE COMMISSIONS

IO.I         Brokers. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing or any earlier termination of this Agreement.

ARTICLE 11.

MISCELLANEOUS

11.1        Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission, by email or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses, facsimile numbers or email addressed set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Generation Income Properties, L.P.
400 N. Tampa Street, Suite 2660
Tampa, Florida 33602
Attention: David Sobelman
Facsimile: (813) 282-6000
Email: ds@gipreit.com

with a copy to:	Shumaker, Loop & Kendrick, LLP
101 E. Kennedy Blvd., Suite 2800
Tampa, Florida 33602
Attention: Timothy M. Hughes, Esq.
Facsimile (813) 229-1660
Email: thughes@slk-law.com

SELLER:	J Square Dale Mabry, LLC
721 First Avenue North
St. Petersburg, Florida 33701
Attention: Jay Miller
Email: jmiller@j2developers.com

with a copy to:	Johnson, Pope, Bokor, Ruppel & Bums, LLP
333 3rd Avenue North
St. Petersburg, Florida 33701
Attention: Howard S. Miller, Esq.
Facsimile: (727) 800-5981
Email: howardm@jpfirm.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party provided a copy of such notice or other communication is also delivered by mail or overnight courier as provided above. Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel.

11.2        Possession. Full and exclusive possession of the Property, subject to the Permitted Exceptions and the rights of the Tenant under the Lease, shall be delivered by Seller to Purchaser on the Closing Date.

11.3        Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

11.4        Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

11.5        Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.6        Survival. The provisions of this Article 11 and all other provisions in this Agreement which expressly provide that they shall survive the Closing (subject to any specific limitations) or any earlier termination of this Agreement shall not be merged into the execution and delivery of the Deed.

11.7        General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Florida. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

11.8        Attorney’s Fees. If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees (at all levels of trial and appeal) actually incurred from the other.

11.9        Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or by scanned image (e.g., .pdf file extension) as an attachment to an email and the signature page of either party to any counterpart may be appended to any other counterpart.

11.10      Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to Persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

11.11      Escrow Terms. The Earnest Money shall be held in escrow by Escrow Agent on the following terms and conditions:

(a)           Escrow Agent shall deliver the Earnest Money to Seller or Purchaser, as the case may be, in accordance with the provisions of this Agreement. Escrow Agent shall invest the Earnest Money in a money market account with a national banking association or other bank acceptable to Seller and Purchaser.

(b)           Any notice to or demand upon Escrow Agent shall be in writing and shall be sufficient only if received by Escrow Agent within the applicable time periods set forth herein, if any. Notices to or demands upon Escrow Agent shall be mailed or delivered by overnight courier to it at 333 3rd Avenue North, St. Petersburg, Florida 33701, Attn: Howard S. Miller, Esq., or served personally upon Escrow Agent with receipt acknowledged in writing by Escrow Agent. Notices from Escrow Agent to Seller or Purchaser shall be mailed to them at the addresses for each party shown in Section 11.1 of this Agreement.

(c)           In the event that litigation is instituted relating to this escrow, the parties hereto agree that Escrow Agent shall be held harmless from any attorneys’ fees, court costs and expenses relating to that litigation to the extent that litigation does not arise as a result of the Escrow Agent’s acts or omissions. To the extent that Escrow Agent holds Earnest Money under the terms of this escrow, the parties hereto, other than Escrow Agent, agree that Escrow Agent may charge the Earnest Money with any such attorneys’ fees, court costs and expenses as they are incurred by Escrow Agent. In the event that conflicting demands are made on Escrow Agent, or Escrow Agent, in good faith, believes that any demands with regard to the Earnest Money are in conflict or are unclear or ambiguous, Escrow Agent may bring an interpleader action in an appropriate court. Such action shall not be deemed to be the “fault” of Escrow Agent, and Escrow Agent may lay claim to or against the Earnest Money for its reasonable costs and attorneys’ fees in connection with same, through final appellate review. To that end, the parties hereto, other than Escrow Agent, agree to indemnify Escrow Agent for all such attorneys’ fees, court costs and expenses.

(d)           Without limitation, Escrow Agent shall not be liable for any loss or damage resulting from the following: (a) the financial status or insolvency of any other party, or any misrepresentation made by any other party; (b) any legal effect, insufficiency or undesirability of any instrument deposited with or delivered by or to Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) the default, error, action or omission of any other party to this Agreement or any actions taken by Escrow Agent in good faith, except for Escrow Agent’s gross negligence or willful misconduct; (d) any loss or impairment of the Earnest Money that has been deposited in escrow while the Earnest Money is in the course of collection or while the Earnest Money is on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution, or any loss or impairment of the Earnest Money due to the invalidity of any draft, check, document or other negotiable instrument delivered to Escrow Agent; (e) the expiration of any time limit or other consequence of delay, unless a properly executed settlement instruction, accepted by Escrow Agent has instructed the Escrow Agent to comply with said time limit; and (f) Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

(e)           Escrow Agent shall not have any duties or responsibilities, except those set forth in this Section and shall not incur any liability in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine. Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or is otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct. Upon completion of the disbursement of the Earnest Money, Escrow Agent shall be automatically released and discharged of its escrow obligations hereunder.

(f)            The terms and provisions of this Article shall create no right in any person, firm or corporation other than the parties and their respective successors and permitted assigns and no third party shall have the right to enforce or benefit from the terms hereof.

(g)           Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

Seller and hereby agree that such law firm may continue to representing sweller in this or any other matter, including litigation.

IN WITNESS WHEREOF, the parties hereto have executed thisI Agreement as of the day, month and year first above written.

SELLER:

J SQUARE DALE MABRY LLC, a Florida limited liability company

By: /s/ Jay Miller
Name: President of J Square Realty & Development Corp.
Title: Manager

Date of Execution:
June 6, 2017

PURCHASER:

GENERATION INCOME Properties, L.P.
a Delaware limited partnership

By: Generation Income Properties, Inc.
Its Sole General Partner

By: /s/ David Sobelman
Name: David Sobleman
Title: President

Date of Execution:
June 6, 2017

IN WITNESS WHEREOF, the undersigned Escrow Agent has bined in the execution and delivery hereof solely for the purpose of evidencing its rights a • obligations under the provisions of Section 11.11 hereof. i

ESCROW AGENT:

JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP

By: /s/ Howard Miller
Name: Howard S. Miller, Esq.
Title: Partner

EXHIBIT “A”

DESCRIPTION OF THE LAND

Tax Parcel Number: 119911-0000

That certain tract of land situated in the County of Hillsborough, State of Florida, and more particularly described as follows:

LEGAL DESCRIPTION: (AS SURVEYED)

THAT PART OF LOTS 6 THROUGH 10, INCLUSIVE OF ELISE H. KRUSE ACREAGE SUBDIVISION, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 20, ON PAGE 9, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, AND THE VACATED STREET, (50 FEET WIDE), ABUTTING SAID LOTS ON THE NORTH AND ABBUTING LOTS 1 THROUGH 5 OF SAID ELISE H. KRUSE ACREAGE SUBDIVISION ON THE SOUTH, DESCRIBED AS FOLLOWS;

COMMENCE AT THE NORTHEAST CORNER OF LOT 1 OF SAID ELISE H. KRUSE ACREAGE SUBDIVISION; THENCE S00-20’ 19“E, ALONG THE EASTERLY BOUNDARY LINE OF SAID LOT 1, FOR A DISTANCE OF 130.39 FEET TO A FOUND 1/2” IRON ROD WITH NO IDENTIFICATION AND THE POINT OF BEGINNING; THENCE S00*24’06“E, ALONG THE EASTERLY BOUNDARY LINE OF LOT 10 OF SAID ELISE H. KRUSE ACREAGE SUBDIVISION AND THE NORTHERLY EXTENSION THEREOF, FOR A DISTANCE OF 98.60 FEET TO A FOUND 1 /2” IRON ROD WITH NO IDENTIFICATION; THENCE ss9·39’03“w, FOR A DISTANCE OF 301.47 FEET TO A FOUND RAILROAD SPIKE WITH NO IDENTIFICATION AND THE EASTERLY RIGHT OF WAY LINE OF SOUTH DALE MABRY HIGHWAY; THENCE Noo·oo·oo”w (AS A REFERENCE BEARING), ALONG THE SAID EASTERLY RIGHT OF WAY LINE, FOR A DISTANCE OF 100.86 FEET TO A FOUND PARKER KALON NAIL AND DISK WITH NO IDENTIFICATION; THENCE S89’55’13“E, FOR A DISTANCE OF 300.77 FEET TO THE POINT OF BEGINNING.

CONTAINING 30,030 SQUARE FEET, MORE OR LESS.

Exhibit “A” - Page I

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

Exhibit “B” - Page I

EXHIBIT “C”

LIST OF

EXISTING COMMISSION AGREEMENTS

I.	Commission Agreements Entered Into By Seller During Its Ownership of Property: See EXHIBIT “C-1” attached hereto and made a part hereof.

EXHIBIT C-1

UST OF COMMISSION AGREEMENTS

1.             Commission Agreement by and between J Square Realty Associates and/or affiliates and Insite Real Estate, Inc., dated May 13, 2016.

EXHIBIT “D”

LIST OF

EXISTING TITLE EXCEPTIONS

1.	Lease Agreement by and between J Square Realty and Development Corp., a Florida corporation, Lessor, and Starbucks Corporation, a Washington corporation, Lessee, dated August 20, 2016, as evidenced by that certain Memorandum of Lease recorded October 5, 2016, in Official Records Book 24434, Page 166, as affected by Assignment of Lease recorded January 13, 2017 in OR Book 24666, Page 1837, as subordinated by Subordination, Non-Disturbance and Attornment Agreement recorded February 1, 2017 in Official Records Book 24703, Page 5, of the Public Records of Hillsborough County, Florida.

2.	Lease Agreement by and between J Square Realty and Development Corp., a Florida corporation, Lessor, and Starbucks Corporation, a Washington corporation, Lessee, dated August 20, 2016, as evidenced by that certain Memorandum of Lease recorded November 4, 2016, in Official Records Book 24505, Page 1853, as affected by Assignment of Lease recorded January 13, 2017 in OR Book 24666, Page 1837, as subordinated by Subordination, Non-Disturbance and Attornrnent Agreement recorded February 1, 2017 in Official Records Book 24703, Page 5, of the Public Records of Hillsborough County, Florida.

3.	Memorandum of Agreement recorded January 13, 2017 in Official Records Book 24666, Page 1863, of the Public Records of Hillsborough County, Florida.

4.	Assignment of Parking License recorded January 13, 2017 in Official Records Book 24666, Page 1868, of the Public Records of Hillsborough County, Florida.

5.	Easement and restriction set forth in Deed recorded April 27, 1955 in Deed Book 1872, Page 245.

6.	Easement reserved in Deed recorded April 22, 1955 in Deed Book 1872, Page 400.

7.	Agreement for Easement and Right of Way recorded December 13, 1955 in Deed Book 2002, Page 222, Public Records of Hillsborough county, Florida.

8.	Covenants, Conditions and Easements set forth in Agreement recorded in Official Records Book 225, Page 151, modified by Modification to Agreement recorded in Official Records Book 3480 page 774.

SCHEDULE I

FORM OF SPECIAL WARRANTY DEED

This instrument prepared by
and after recording return to:
Timothy M. Hughes, Esq.

101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602
Phone: (813) 229-7600

Total Consideration Paid $____
Documentary Stamp Tax Paid: $____

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of ______ 20___, by ________________________ a _________________, whose address is ________________________ (hereinafter referred to as “Grantor”) to ________________________ a _________________, whose address is----------------------------”(hereinafter referred to as “Grantee”).

(Whenever used herein, the terms “Grantor” ond “Grantee” shall be deemed to include oil of the parties to this instrument ond the successors ond assigns of each party.)

WITNESSETH:

THAT, the Granter, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants, bargains, sells, conveys, confirms, remises, releases and transfers unto the Grantee all that certain land situate in County, Florida, legally described on Exhibit A hereto;

TOGETHER WITH all tenements, hereditaments and appurtenances, and every privilege, right, title, interest and estate, reversion, remainder and easement thereto belonging or in anywise appertaining (collectively, the “Property”).

TO HAVE AND TO HOLD, the same in fee simple forever.

AND the Granter does hereby covenant with the Grantee that the Granter is lawfully seized of the Property in fee simple; that it has good, right and lawful authority to sell and convey the Property; that it warrants the title to the Property and will defend the same, subject to and except for the matters referred to on Exhibit “B” attached hereto, against the lawful claims of all persons claiming by, through or under the Granter, but against none other; provided, however, reference to the matters set forth on Exhibit “B” attached hereto shall not serve to reimpose same.

IN WITNESS WHEREOF, the Granter has caused this Special Warranty Deed to be executed and delivered as of the day and year first above written.

Signed, sealed and delivered
in the presence of:	GRANTOR:

WITNESS:
a

By:
Printed Name:	Printed Name:
Title:
Printed Name:

STATE OF FLORIDA
COUNTY OF

The foregoing instrument was acknowledged before me this_____ day of ____________20 ___, by_____________________________________________ as_____________________________________________of ________________________________, a ________________________________, on behalf of the______________________ He/She (check one) (_) is personally known to me or (_) has produced_________________________as identification.

{NOTARIAL SEAL)	Notary Public

(Type, Print or Stamp Name)

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

PERMITTED ENCUMBRANCES

SCHEDULE2

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE
AND SECURITY DEPOSIT

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSIT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT (“Assignment”) is made and entered into as of the_____ day of___________, 2017, by and__________________________ between_________________a (“Assignor”), and ,a (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “__________________________________” located in ________________________________________________________________________County, Florida, and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain _ affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.             Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2.             Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3.             Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4.             Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

5.             Notwithstanding any provision of this Assignment to the contrary, Assignee shall assume and be responsible for landlord’s obligations under Section 4.1 the Lease to correct any latent defects with respect to the structural elements, roof, and mechanical systems of the Building (as defined in the Lease) which Tenant notifies landlord of on and after the date hereof to the extent and only to the extent Assignor has assigned all of its right, title and interest in and to any warranties and assurances pertaining to such Improvements that Assignor has or will receive under any agreements with or purchase from any contractor, subcontractor, supplier, manufacturer or other third party including, but not limited to, any warranties and assurances that Assignor may have under that certain AlA (Document AIOI - 2007) Standard Form of Agreement between Owner and Contractor, and AIA (Document A201 2007) General Conditions of the Contract for Construction, entered into by and between Assignor and ABI Companies, Inc., dated May 12, 2017. To the extent that the consent of any contractor, subcontractor, supplier, manufacturer or other third party is necessary to effectuate the foregoing assignment of warranties and assurances, Assignor shall use commercially reasonable efforts to obtain such consent as and when requested by Assignee. The provisions of this Section 5 shall survive this Assignment.

6.             This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

J SQUARE DALE MABRY, LLC, a Florida limited liability company

By:
Name:
Its:

ASSIGNEE:
,a
By:
Name:
Title:

EXHIBIT A

Legal Description

Schedule 2 - Page 5

EXHIBIT C

Lease Commission Agreements

Schedule 2 - Page 1

SCHEDULE3

FORM OF BILL OF SALE TO PERSONAL PROPERTY

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the ____ day of ___________, 2017, by____________________________________, a_____________ (“Seller”), for the benefit of__________________________., a __________________________(“Purchaser”).

WIT NE S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property commonly known as “__” located                                  in ___________________________________________________ County, Florida and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property and the Improvements thereon;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/IO0 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1.             All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of ,2017, between Seller and Purchaser (the “Sales Contract”).

2.             Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, except as set forth specifically herein or in the Sales Contract, all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, including, without limitation, all of Seller’s right, title and interest in and to those items of tangible personal property set forth on Exhibit “B” attached hereto (the “Personal Property”). The Personal Property does not include any property owned by tenants, contractors or licensees. The Personal Property shall be deemed to include said items only to the extent they are transferable or assignable to Purchaser.

Schedule 3 - Page 2

3.             Seller covenants to Purchaser that Seller is the lawful owner of the Personal Property; that, except for tangible personal property taxes for the year 20_ and subsequent years, the Personal Property is free from all encumbrances; that Seller has the right to sell the Personal Property, and that Seller will warrant and defend the sale of the Personal Property hereby made, unto Purchaser against the lawful claims and demands of all persons lawfully claiming by, through or under Seller, but against none other.

4.             This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

By:
Name:
Title:

Schedule 3 - Page 2

Exhibit “A”

Legal Description

Schedule 3 - Page 2

Exhibit “B”

List of Personal Property

Schedule 3 - Page 2

SCHEDULE4

FORM OF GENERAL ASSIGNMENT OF

SELLER’S INTEREST IN INTANGIBLE PROPERTY

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the day of ____________ 2017 by _____________________________________ a ___________________ (“Assignor”) to_______________________, a_______________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “_____________________________________” located in _______________________County, Florida, and more particularly described on

Exhibit “A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/I 00 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

2. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of ___________, 20I 7, between Assignor and Assignee (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest (if any) in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property, including, without limitation, Assignor’s rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); and (iii) all transferable consents, authorizations, concurrency reservations, development rights, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements (collectively, the “Intangible Property”).

Schedule 3 - Page 2

The term “Intangible Property” shall be deemed to include only the items specifically described herein and then only to the extent that same (a) are owned by Assignor, (b) are transferable or assignable to Assignee, and (c) relate solely to the occupancy, use, maintenance and operation of the Land or Improvements.

2. This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

By:
Name:
Title:

Schedule 3 - Page 2

Exhibit “A”

Legal Description

Schedule 5 - Page 8

SCHEDULES

FORM OF SELLER’S AFFIDAVIT

(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

SELLER’S AFFIDAVIT

STATE OF _____________

COUNTY OF _____________

Personally appeared before me, the undersigned deponent who being duly sworn, deposes and says on oath for and on behalf of the Owner (as defined below) the following to the best of his knowledge and belief:

1.             That the undersigned 1s the _________________ of ______________________________________ a       __________  (hereinafter referred to as“Owner”) and as such officer of the Owner, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

2.             That Owner is the owner of certain real property located in ________________________________ County, Florida, being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the “Property”), subject, to the undersigned’s knowledge, to those matters set forth on the Title Commitment attached hereto as EXHIBIT B and made a part hereof.

3.             That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.

4.             That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property.

5.             That, to the undersigned’s knowledge, except as may be set forth on EXHIBIT B hereto, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

6.             That no improvements or repairs have been made upon the Property at the instance of Owner within the ninety-five (95) days immediately preceding the date hereof for which the cost has not been paid and there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

Schedule 5 - Page I

7.             That to the undersigned’s knowledge there are no boundary disputes affecting the Property.

9.             To the undersigned’s knowledge, there are no matters pending by or against Owner that could give rise to a lien that could attach to the Property between ________________________ at a.m., the date of the last certification (the “Last Certification Date”) of _____________Title Insurance Company (the “Title Company”) Title Insurance Commitment No. ________ “Deed”) from Owner to (the “Commitment”) and the date of the recording of the deed (the (“Purchaser”). Subsequent to the Last Certification Date Owner has not executed, and will not execute, any instrument that would adversely affect the title to the Property except as contained in the Commitment. Owner will indemnify and hold the Title Company harmless from all liens or title defects created by or against Owner subsequent to the Last Certification Date and prior to recordation of the Deed (provided, however, that the Title Company promptly records the Deed). Owner is executing this Affidavit, in part, for the purpose, allowing immediate disbursement of the proceeds of the sale of the Property, and inducing the Title Company to insure against defects in title arising subsequent to the Last Certification Date but prior to recordation of the Deed.

10.           That this Affidavit is made to induce ________________________________ Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT B hereto, relying on information in this document.

Sworn to and subscribed before me,
this___ day of_______________,20__

By
Name:
Title:

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

Schedule 5 - Page 2

EXHIBIT A

Legal Description

Schedule 5 - Page 3

EXHIBIT B

Existing Encumbrances

Schedule 5 - Page 4

SCHEDULE6

FORM OF SELLER’S CERTIFICATE

{AS TO SELLER’S REPRESENTATIONS AND WARRANTIES)

SELLER’S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) 1s given and made by                                      a __________________________(“Seller”), this day of_______________, 20_, for the benefit of ________________,a ________________ (“Purchaser”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of ______________, 2017, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property commonly known as “__________________________________ ” located in _______________________,_______________________ County, Florida, and more particularly described on EXHIBIT “A” attached hereto and made a part hereof (the “Property”), Seller certifies all of the representations and warranties of Seller contained in Section 4.1 of the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall, subject to the limitations set forth in Section 4.1 of the Contract, survive for a period of one (1) year after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach.

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

,a
By
Name:
Title:

Schedule 6 - Page 1

EXHIBIT “A”

LEGAL DESCRIPTION

Schedule 6 - Page 2

SCHEDULE7

FORM OF SELLER’S FIRPTA AFFIDAVIT

FIRPTA AFFIDAVIT

STATE OF FLORIDA	)
) KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ___________________________	)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _____________________, a__________________ (“Transferee”) that withholding of tax 1s not required upon the disposition of a U.S. real property interest by _____________________, a _____________________ (“Transferor”), Transferor hereby certifies the following:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor’s U.S. employer identification number is: ____________________

3.	Transferor is not a “disregarded entity” as defined m IRS Regulation l.1445-2(b)(iii); and

4.	Transferor’s office address is: _____________________________________

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document.

Executed this___ day of _______________ ,20

TRANSFEROR:

a

By:
Printed Name:
TitIe:

Schedule 8 - Page 1

The foregoing instrument was acknowledged before me this___ day of _____________________ 20___ , by______________________________,as _______________________of______________________ ,a                                                             ,on behalf of the He/She (check one) ( ) is personally known to me or ( ) produced _____________________as identification.

(NOTARIAL SEAL)
Notary Public

(Type, Print or Stamp Name)

Schedule 8 - Page 2

SCHEDULES

FORM OF PURCHASER’S CERTIFICATE

(AS TO PURCHASER’S REPRESENTATIONS AND WARRANTIES)

PURCHASER’S CERTIFICATE AS TO REPRESENT ATIONS

THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by ___________________,a ___________________(“Purchaser”), this ___________________ day of ___________________, 20__, for the benefit of ___________________________________, a ___________________________________(“Seller”).

Pursuant to the prov1s10ns of that certain Purchase and Sale Agreement, dated as of ________________________2017, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property commonly known as “_______________________” located in ____________________, _____________________ County, Florida and more particularly described on EXHIBIT “A” attached hereto (the “Property”), Purchaser certifies that all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall, subject to the limitations set forth in Section 4.3 of the Contract, survive for a period of one (1) year after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of said one (1) year period of such alleged breach with reasonable detail as to the nature of such breach.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

“PURCHASER”

By:
Name:
Title:

Schedule 8 - Page 3

EXHIBIT “A”

LEGAL DESCRIPTION